Exhibit 99.1

FOR IMMEDIATE RELEASE

SFX TO ADD PREMIER TICKETING COMPANY WITH
AGREEMENT TO ACQUIRE FLAVORUS

SFX continues its digital expansion by adding the go-to ticketing solution for major electronic music events

NEW YORK — (March 17, 2014) — SFX Entertainment, Inc. (NASDAQ: SFXE), the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals, announced today that it has entered into an agreement to purchase Flavorus, one of the most innovative ticketing companies in the EMC industry.

Established in 1999 by Todd Sims and James Reichardt, Flavorus is a leader in ticketing technology, customer service, on-site operations and event marketing. Flavorus has more than 5,000 partners and is the go-to ticketing solution for EMC events including Electric Daisy Carnival, Hard Events, Pacha NYC, Beta Nightclub and other leading event brands.

“We are excited to have Flavorus join the SFX family,” said Robert FX Sillerman, Chairman and CEO of SFX Entertainment.  “We are building a new, contemporary model for ticketing and their strength in complex technology, self-serve platforms and promotion will be very helpful as we introduce the next generation of ticketing experience to the music industry.”

Todd Sims, CEO of Flavorus, said, “It’s been incredible to watch SFX build the global platform for electronic music and we are excited to be a part of it. Being able to rapidly build our company globally and develop our technology platform to support the growing SFX group is a great opportunity for Flavorus.”

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and  produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and has an agreement to acquire React Presents.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on October 10, 2013, which is available on our Investor Relations website at www.sfxii.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer
646 561 6400

Joseph Jaffoni

JCIR
212 835 8500
sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

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